UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

XSUNX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Enterprise, Aliso Viejo, CA 92656
(Address of principal executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 330-8060

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On November 20, 2014 XsunX, Inc. (the “Company”) issued a 10% unsecured convertible promissory note (the “Note”) to an accredited investor (the “Lender”) for the principal sum of up to $400,000 plus accrued interest on any advanced principal sums. On November 21, 2014, the Lender advanced $50,000 to the Company under the Note, and, subject to the Lender’s discretion, may advance additional sums to the Company up to the full principal sum of $400,000.

The Company is only required to repay the amounts advanced by the Lender, and not required to repay any unfunded portion of the Note. The Note matures eighteen months from the date of issuance and, commencing on the date of any advance, bears interest at 10% per annum on the sums advanced by the Lender. Sums advanced by the Lender under the Note may be converted into shares of the Company’s common stock by the Lender at a conversion price of the lesser of $0.0125 (subject to adjustment for stock splits, dividends, combinations and other similar transactions), or 50% of the lowest trade price on any trade day following issuance of the Note, or the lowest effective price per share granted to any person or entity to acquire common stock after the issuance date of the Note, with the exception of the price per share offered to officers and directors of the Company.

The Lender agreed that so long as the Note remains outstanding, the Lender will not enter into or effect “short sales” or hedging transactions of the common stock which would established a short position with respect to the common shares of the Company.

The foregoing is qualified in its entirety by the form of Note attached as Exhibit 10.1, which is incorporated herein by reference.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Facility Lease

Commencing December, 2014, as part of the Company’s expanding operating plans focused on the sale, design, and installation of Solar Photovoltaic (PV) systems for commercial and industrial facilities as a licensed contractor in California, the Company is expanding operations to include office facilities located at 26023 Acero, Suite 150, Mission Viejo, CA 92691. The Company will lease approximately 1,900 square feet of commercial office space at the rate of $1,000 per month for the purpose of expanding sales and sales support staff.

The Company selected this facility in large part due to having recently sold and installed a commercial PV system for this building, and our ability to exhibit to potential new clients the technology, performance, and installation methods of our commercial PV systems.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

10.1	Form of 10% Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

XSUNX, INC.

Date: November 26, 2014	By:	/s/ Tom M. Djokovich
Tom M. Djokovich
Title: CEO/Secretary

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